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                                   EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                  July 31, 2001


Stillwater Mining Company
737 Palladium Place
Columbus, Montana  59019


         Re: Stillwater Mining Company - Registration Statement on Form S-8 for Offering of an Aggregate of 1,800,000 Shares of Common Stock
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Ladies and Gentlemen:

         We have acted as counsel to Stillwater Mining Company, a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an additional 1,000,000 shares of the Company's common stock (the "Incentive Plan Shares") authorized for issuance under the Company's 1998 Equity Incentive Plan (the "Incentive Plan") and 800,000 shares of the Company's common stock (the "Employee Plan Shares" and, together with the Incentive Plan Shares, the "Shares") authorized for issuance under the Company's General Employee Stock Plan (the "Employee Plan" and, together with the Incentive Plan, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement or (b) duly authorized direct stock issuances under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.


                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP

                                          BROBECK, PHLEGER & HARRISON LLP